UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 8, 2024
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HEALTH CATALYST, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-38993	45-3337483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10897 South River Front Parkway #300
South Jordan, UT 84095
(Address of principal executive offices, including zip code)

(801) 708-6800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	HCAT	The Nasdaq Global Select Market
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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ((§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On January 8, 2024, Health Catalyst, Inc. (the Company) published its J.P. Morgan 2024 Healthcare Conference presentation (Presentation) on its investor relations website (https://ir.healthcatalyst.com/), including certain preliminary 2023 results and forward-looking commentary (Excerpt). Copies of the Presentation and Excerpt are filed hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

“We are pleased to see that our preliminary results for 2023 Q4 and full-year 2023 Revenue and Adjusted EBITDA are coming in at or above the midpoint of our guidance range and we are also encouraged by our preliminary 2023 bookings results. We anticipate that our net new DOS Subscription Client performance for 2023 will be in line with our expectations and that our 2023 Dollar-Based Retention Rate will be approximately 100%, which is below our forecasted range of 102% to 110%. This estimated performance is primarily due to a timing delay with a few larger Tech-Enabled Managed Services (TEMS) expansion opportunities, which we still anticipate we will sign in the near future. We see continued evidence for optimism in our pipeline and momentum as we begin 2024.” said Dan Burton, the Company's Chief Executive Officer. Turning to forward-looking commentary, Dan Burton added, “As we continue to focus on growth reacceleration, we anticipate improvement in 2024 net new DOS Subscription Client bookings and Dollar-Based Retention Rate metrics relative to 2023, including through continued improvement in the operating environment of our end market. Finally, we are pleased to share that based on continued profitability progress, we now anticipate 2024 Adjusted EBITDA of approximately $25 million, and a 2025 Adjusted EBITDA margin target of 10% or greater.”

The Company has not reconciled guidance for Adjusted EBITDA to net loss, the most directly comparable measure calculated in accordance with generally accepted accounting principles in the United States, or Adjusted EBITDA margin to net loss margin, and has not provided forward-looking guidance for net loss or net loss margin, because there are items that may impact net loss, including stock-based compensation, that are not within the Company’s control or cannot be reasonably forecasted.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning or relating to the Company’s expectations regarding its operating performance, including its DOS Subscription Client bookings and Dollar-Based Retention Rate, and its financial performance, including Adjusted EBITDA and Adjusted EBITDA margin. Any forward-looking statements contained in this Current Report on Form 8-K are based upon the Company’s historical performance and its current plans, estimates, and expectations, and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent the Company’s expectations as of the date of this Current Report on Form 8-K, and involve risks, uncertainties, and assumptions. The actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond the control of the Company, including changes under the Company’s financial performance, including expectations regarding its results of operations, unexpected or otherwise unplanned events, and the risks and uncertainties disclosed in the Company’s reports filed from time to time with the Securities and Exchange Commission, including its most recent Form 10‑K and any subsequent filings on Forms 10-Q or 8-K, available at www.sec.gov. Except as required by law, the Company does not intend to update any forward-looking statement contained in this Current Report on Form 8-K to reflect events or circumstances arising after the date hereof.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Presentation

99.2	Excerpt

104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH CATALYST, INC.

Date: January 8, 2024	By:	/s/ Bryan Hunt
Bryan Hunt

Chief Financial Officer